EXHIBIT 4.2

GENERAL FOODS CORPORATION
AND
CITIBANK, N.A.,
Trustee

Indenture
Dated as of June 15, 1981

7% Debentures due June 15, 2011

GENERAL FOODS CORPORATION
7% Debentures due June 15, 2011
Cross Reference Sheet
[This Cross Reference Sheet shows the location in the Indenture of the provisions inserted pursuant to Sections 310-318 (a), inclusive, of the Trust Indenture Act of 1939.]

Trust Indenture Act								Sections of Indenture
310	(a)	(1)	(2)					7.09
		(3)	(4)					Inapplicable
310	(b)							7.08 and 7.10
	(b)	(1)	(A)	(C)				Inapplicable
310	(c)							Inapplicable
311	(a)	(b)						7.13
	(c)							Inapplicable
312	(a)							5.01 and 5.02
	(b)	(c)						5.02
313	(A)	(1)	(2)	(3)	(4)	(6)	(7)	5.04
		(5)						Inapplicable
	(b)	(1)						Inapplicable
		(2)						5.04
	(c)	(d)						5.04
314	(a)							5.03
	(b)							Inapplicable
	(c)	(1)	(2)					14.05
		(3)						Inapplicable
	(d)							Inapplicable
	(e)							14.05
	(f)							Inapplicable
315	(a)	(c)	(d)					7.01
	(b)							6.07
	(e)							6.08
316	(a)	(1)						6.06 and 8.04
		(2)						Inapplicable
	(b)							6.04
317	(a)							6.02
	(b)							4.04
318	(a)							14.07

*	The Cross Reference Sheet is not part of the Indenture.

TABLE OF CONTENTS*

		PAGE
Parties		1
Recitals:
	Purpose of Indenture	1
	Form of Debenture	1
	Form of Trustee’s certificate of authentication	5
	Compliance with legal requirements	6
	Purpose of and consideration for Indenture	6

ARTICLE ONE.
Definitions.

Section 1.01.	Certain terms defined; other terms defined in Trust Indenture Act of 1939 or by reference therein to Securities Act of 1933, as amended, to have meanings therein assigned	6
	Attributable Debt	6
	Authorized Newspaper	7
	Board of Directors	7
	Business Day	7
	Company	7
	Consolidated Net Tangible Assets	7
	Corporate Trust Office of the Trustee	8
	Debenture	8
	Debentureholder	8
	Event of Default	8
	Funded Debt	8
	Indenture	8
	Officers’ Certificate	8
	Opinion of Counsel	9
	Outstanding	9
	Principal Property	9

*The Table of Contents comprising pages i to ix is not part of the Indenture.

		PAGE
Section 3.03.	When Debentures called for redemption become due and payable	17

ARTICLE FOUR.

Particular Covenants of the Company.

Section 4.01.	Payment of principal of and interest on Debentures	18
Section 4.02.	Maintenance of offices or agencies for registration of transfer, exchange and payment of Debentures	18
Section 4.03.	Appointment to fill a vacancy in the office of Trustee	19
Section 4.04.	Duties of paying agents, etc.	19
	(a) Holding sums as agent	19
	(b) Company as paying agent	19
	(c) Turnover to Trustee by paying agent or Company	19
	(d) Holding sums in trust	20
Section 4.05.	Limitation on secured debt	20
Section 4.06.	Limitation on sales and leasebacks	21
Section 4.07.	Statement by officers as to default	22
Section 4.08.	Further instruments and acts	22

ARTICLE FIVE.

Debentureholders’ Lists and Reports by the Company and the Trustee.

Section 5.01.	Company to furnish Trustee information as to names and addresses of debentureholders	22
Section 5.02.	Preservation of information; communications to debentureholders	23
	(a) Trustee to preserve information as to names and addresses of debentureholders	23
	Trustee may destroy list of debentureholders on certain conditions	23
	(b) Trustee to make information as to names and addresses of debentureholders available to “applicants” or mail communications to debentureholders in certain circumstances	23
	Procedure if Trustee elects not to make information available to “applicants”	23
	(c) Company and Trustee not accountable for disclosure of information	24
Section 5.03.	Reports by Company	24
	(a) Annual and other reports to be filed by Company with Trustee	24

v

		PAGE
Section 6.06.	Rights of holders of majority in principal amount of Debentures to direct Trustee and to waive default	32
Section 6.07.	Trustee to give notice of defaults known to it, but may withhold such notice in certain circumstances	33
Section 6.08.	Requirement of an undertaking to pay costs in certain suits under the Indenture or against the Trustee	33

ARTICLE SEVEN.

Concerning the Trustee.

Section 7.01.	Certain duties and responsibilities	33
	Upon Event of Default occurring and continuing, Trustee shall exercise powers vested in it, and use same degree of care and skill in their exercise, as a prudent man would use	33
	Trustee not relieved from liability for negligence or wilful misconduct except as provided in this Section	34
	(a) Prior to Event of Default and after the curing of all Events of Default which may have occurred	34
	(1) Trustee not liable except for performance of duties specifically set forth	34
	(2) In absence of bad faith, Trustee may conclusively rely on certificates or opinions furnished it hereunder, subject to duty to examine the same if specifically required to be furnished to it	34
	(b) Trustee not liable for error of judgement made in good faith by responsible officer unless Trustee negligent	34
	(c) Trustee not liable for action or non-action in accordance with direction of holders of majority in principal amount of Debentures	34
Section 7.02.	Certain rights of Trustee	35
	Subject to provisions of Section 7.01:
	(a) Trustee may rely on documents believed genuine and properly signed or presented	35
	(b) Sufficient evidence by certain instruments provided for	35
	(c) Trustee may act on Opinion of Counsel	35
	(d) Trustee may require indemnity from debentureholders	35
	(e) Trustee not liable for action in good faith believed to be authorized	35

		PAGE
Section 7.13.	Preferential collection of claims against Company	46
	(a) Limitations on rights of Trustee as a creditor to obtain payment of certain claims, within four months prior to default or during default, or to realize on property as such creditor thereafter	46
	(b) Certain creditor relationships excluded	49
	(c) Definition of certain terms	50

ARTICLE EIGHT.
Concerning the Debentureholders.
Section 8.01.	Evidence of action by debentureholders	50
Section 8.02.	Proof of execution of instruments and of holding of Debentures	51
Section 8.03.	Who may be deemed owner of Debentures	51
Section 8.04.	Debentures owned by Company or controlled or controlling companies disregarded for certain purposes	52
Section 8.05.	Instruments executed by debentureholders bind future holders	52

ARTICLE NINE.
Debentureholders’ Meetings And Consents.
Section 9.01.	Purposes for which meetings may be called	53
Section 9.02.	Manner of calling meetings	53
Section 9.03.	Call of meetings by Company of debentureholders	53
Section 9.04.	Who may attend and vote at meetings	54
Section 9.05.	Regulations may be made by Trustee	54
	Conduct of the meeting	54
	Voting rights — adjournment	54
Section 9.06.	Manner of voting at meetings and record to be kept	55
Section 9.07.	Written consent in lieu of meetings	55
Section 9.08.	No delay of rights by meeting	55

ARTICLE TEN.
Supplemental Indentures.
Section 10.01.	Purposes for which supplemental indentures may be entered into without consent of debentureholders	55

		PAGE
Section 10.02.	Modification of Indenture with consent of holders of 66 2/3% in principal amount of Debentures	57
Section 10.03.	Effect of supplemental indentures	58
Section 10.04.	Debentures may bear notation of changes by supplemental indentures	58

ARTICLE ELEVEN.
Consolidation, Merger, Sale or Conveyance.
Section 11.01.	Consolidations and mergers of Company and conveyances permitted subject to certain conditions	58
	Assumptions of obligations of Company by successor company or transferee	58
Section 11.02.	Rights and duties of successor corporation	59
	Appropriate changes may be made in form of Debentures	59
Section 11.03.	Debentures to be secured in certain events	59
Section 11.04.	Officers’ Certificate and Opinion of Counsel	60

ARTICLE TWELVE.
Satisfaction and Discharge of Indenture; Unclaimed Moneys.
Section 12.01.	Satisfaction and discharge of Indenture	60
Section 12.02.	Application by Trustee of funds deposited for payment of Debentures	60
Section 12.03.	Repayment of moneys held by paying agent	61
Section 12.04.	Repayment of moneys held by Trustee	61

ARTICLE THIRTEEN.
Immunity of Incorporators, Stockholders, Officers, Directors and Employees.
Section 13.01.	Incorporators, stockholders, officers, directors and employees of Company exempt from individual liability	61

     INDENTURE, dated as of the fifteenth day of June, 1981, between General Foods Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the “Company”), party of the first part, and Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America (hereinafter sometimes referred to as the “Trustee”), party of the second part.
     Whereas, for its lawful corporate purposes the Company has duly authorized an issue of its 7% Debentures due June 15, 2011 (hereinafter referred to as the “Debentures”), for an aggregate principal amount of Two Hundred Million Dollars ($200,000,000), to be issued as registered Debentures without coupons, to be authenticated by the certificate of the Trustee, to be payable June 15, 2011, and to be redeemable as hereinafter provided; and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.
     Whereas, the text of the Debentures and of the certificates of authentication to be borne by the Debentures are to be substantially in the following form (certain of the provisions of the Debentures may be printed on the reverse side):
[form of face of Debenture]
     For purposes of Section 1232 of the Internal Revenue Code the issue price of this Security is 51.6240% of its principal amount and the issue date is June 30, 1981.

$	No.
GENERAL FOODS CORPORATION
7% Debenture due June 15, 2011
     General Foods Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), for value received, hereby promises to pay to
                                                            , or registered assigns, the principal sum of
Dollars on June 15, 2011, at the office or
agency of the Company in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate of 7% per annum, at said office or agency, in like coin or currency, from the June 15 or December 15, as the case may be, next preceding the date of this Debenture to which interest has been paid, or, if the date of this Debenture is a June 15 or December 15 to which interest has been paid or duly provided for, from the date hereof, or, if no interest has been paid on the Debentures, from June 15, 1981, or, if the date of this Debenture is after any June 1 or December 1 and prior to the next succeeding June 15 or December 15, from such June 15 or December 15, provided, however, that if and to the extent the Company shall default in payment of the interest due on such June 15 or December 15, then from the next preceding June 15 or December 15 to which interest has been paid, or if no interest has been paid on the Debentures, from June 15, 1981. Interest will be payable on December 15, 1981 and semi-annually on each June 15 and December 15 thereafter, until payment of said principal sum has been made or duly provided for. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of business on the June 1 or December 1, as the case may be, next preceding such June 15 or December 15 and may, at the option of the Company, be paid by check mailed to the registered address of such person.
     The provisions of this Debenture are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee under the Indenture referred to on the reverse hereof.
     In Witness Whereof, General Foods Corporation has caused this Instrument to be signed by its Chairman, or its President, or its Executive Vice President-Finance and Administration, or its Senior Vice President-Finance, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon and attested by a manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated: _________________________	General Foods Corporation

[Corporate Seal]
By

Attest:

Secretary

[FORM OF REVERSE OF DEBENTURE]
GENERAL FOODS CORPORATION
7% Debenture due June 15, 2011
     This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 7% Debentures due June 15, 2011 (herein referred to as the “Debentures”), limited to the aggregate principal amount of Two Hundred Million Dollars ($200,000,000), all issued under and pursuant to an indenture, dated as of June 15, 1981 (herein referred to as the “Indenture”), duly executed and delivered by the Company and Citibank, N. A. (hereinafter called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, an amount of principal which is equal to (i) the initial public offering price of this Debenture plus (ii) that portion of the original issue discount (the excess of the principal or face amount of this Debenture over the initial public offering price) attributable on a ratable basis to the period from the date of issue to the date of acceleration, and any accrued interest to the date of acceleration may be declared, and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Debentures then outstanding. Any such waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued upon the transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation of such waiver is made upon this Debenture or such other Debentures.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the principal amount therof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debentures then outstanding. It is also provided in the Indenture that, prior to the declaration of maturity of the Debentures upon the occurrence of an Event of Default as permitted by the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued upon transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture or such other Debentures.
     No reference herein to the Indenture and no reference to any provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the currency herein prescribed.
     The Debentures are issuable as registered Debentures without coupons in denominations of $1,000 and any integral multiple of $1,000, at the office or agency to be maintained by the Company in the Borough of Manhattan, the City and State of New York, and in the manner and subject to the limitations provided in the Indenture. Debentures may be exchanged, without charge except for any tax or other governmental charge imposed in relation thereto, for a like aggregrate principal amount of Debentures of other authorized denominations.
     As provided in the Indenture, the Debentures may be redeemed, at the option of the Company, upon not less than 30 nor more than 60 days’ notice by mail in the manner provided in the Indenture, as a whole or from time to time in part (selected in such manner as the Trustee may deem appropriate and fair), at any time, at the redemption price of 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption.
     If this Debenture (or a portion hereof) is duly called for redemption and funds for payment duly provided, this Debenture (or such portion) shall cease to bear interest from and after the date fixed for redemption.

     This Debenture is transferable by the registered holder hereof or by his attorney duly authorized in writing upon due presentment for registration of transfer at the office or agency of the Company, in the Borough of Manhattan. The City and State of New York, but only in the manner and subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in relation thereto. Upon any such transfer a new Debenture or Debentures, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee in exchange therefor.
     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company, the Trustee or any Debenture Registrar), for the purpose of receiving payment as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.
     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     Whereas, the form of the Trustee’s certificate of authentication to be endorsed on said Debentures shall be substantially as follows:
[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]
     This is one of the Debentures described in the within-mentioned Indenture.

Citibank , N. A., As Trustee,
By:
Authorized Officer

     Whereas, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided and issued by the Company, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed by the Company, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized by the Company, and the Company, in the exercise of legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Debentures.
     Now, Therefore, This Indenture Witnesseth:
     That in order to declare the terms and conditions upon which the Debentures are authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Debentures by the holders thereof, the Company and the Trustee covenant and agree with each other, for the equal and proportionate benefit of the respective holders from time to time of the Debentures, as follows:
ARTICLE ONE.
Definitions.
     Section 1.01. Certain Terms Defined. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed.
Attributable Debt:
     The term “Attributable Debt” shall mean, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at a rate of 13.80% compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
Authorized Newspaper:
     The term “authorized newspaper” shall mean a newspaper printed in the English language and customarily published at least once a day on each business day in each calendar week and of general circulation in the Borough of Manhattan. The City and State of New York, whether or not such newspaper is published on Saturdays, Sundays and legal holidays.
Board of Directors:
     The term “Board of Directors,” when used with reference to the Company, shall mean the Board of Directors of the Company, or the Executive Committee of such Board or any other committee of such Board to which the powers of such Board have lawfully been delegated.
Business Day:
     The term “business day” shall mean any day other than a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
Company:
     The term “Company” shall mean General Foods Corporation, a Delaware corporation, and, subject to the provisions of Article Eleven, shall mean its successors and assigns from time to time hereafter.
Consolidated Net Tangible Assets:
     The term “Consolidated Net Tangible Assets” shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any constituting Funded Debt by reason of their being renewable or extendible), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

Corporate Trust Office of the Trustee:
     The term “corporate trust office of the Trustee,” or other similar term, shall mean the office of the Trustee in the Borough of Manhattan. The City of New York, at which at any particular time its corporate trust business shall be administered which office at the date hereof is located at 111 Wall Street, New York, New York 10043.
Debenture:
     The term “Debenture” or “Debentures” shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.
Debentureholder:
     The term “debentureholder,” “holder of Debentures,” or other similar term shall mean any person in whose name a particular Debenture shall be registered on the Debenture register kept for that purpose in accordance with the terms hereof.
Event of Default:
     The term “Event of Default” shall mean any event specified in Section 6.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.
Funded Debt:
     The term “Funded Debt” shall mean all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of the Company and its consolidated subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower.
Indenture:
     The term “Indenture” shall mean this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.
Officers’ Certificate:
     The term “Officers’ Certificate” shall mean a certificate signed by the Chairman or the President or the Executive Vice President-Finance and Administration or the Senior Vice President-Finance or the Vice President and Treasurer and the Secretary or any Assistant Treasurer or any Assistant Secretary of the Company. Each such certificate shall include (except as otherwise provided in this Indenture) the statements provided for in Section 14.05, if and to the extent required by the provisions thereof.

Opinion of Counsel:
     The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company. Each such opinion shall include the statements provided for in Section 14.05, if and to the extent required by the provisions thereof.
Outstanding:
     The term “outstanding”, when used with reference to Debentures, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except
     (a) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (b) Debentures or portions thereof for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that, if such Debentures or portions thereof are to be redeemed, notice of such redemption shall have been given as in Article Three provided or provision satisfactory to the Trustee shall have been made for giving such notice; and
     (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.07.
Principal Property:
     The term “Principal Property” shall mean any single manufacturing plant or warehouse owned or leased by the Company or any Domestic Subsidiary which is located within the United States and the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such plant or warehouse or portion thereof which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.
Record Date:
     The term “record date” as used with respect to any semi-annual interest payment date shall have the meaning set forth in Section 2.03.

Registrar:
     The term “Registrar” shall have the meaning set forth in Section 2.05.
Responsible Officer:
     The term “responsible officer” when used with respect to the Trustee shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Vice President, any Second or Assistant Vice President, the Cashier, any Assistant Cashier, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Senior Trust Officer, any Trust Officer, any Assistant Trust Officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.
Subsidiary of the Company; Domestic Subsidiary:
     The term “subsidiary of the Company” shall mean a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company.
     The term “Domestic Subsidiary” shall mean a subsidiary of the Company except a subsidiary (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the States of the United States, or (b) which is engaged primarily in financing the operations of the Company or its subsidiaries, or both, outside the States of the United States.
     As used under this heading, the term “voting stock” means stock having ordinary voting power for the election of directors irrespective of whether or not stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.
Trustee:
     The term “Trustee” shall mean Citibank. N.A., and, subject to the provisions of Article Seven, shall also include its successors and assigns.
Trust Indenture Act of 1939:
     The term “Trust Indenture Act of 1939” (except as herein otherwise expressly provided) shall mean the Trust Indenture Act of 1939 as in force at the date of this Indenture as originally executed.

ARTICLE TWO.
Issue, Description, Execution, Registration, Transfer and Exchange of
Debentures
          Section 2.01. Designation, Amount, Authentication and Delivery of Debentures. The Debentures shall be designated as 7% Debentures due June 15, 2011. Debentures for the aggregate principal amount of Two Hundred Million Dollars ($200,000,000), forthwith upon or at any time after the execution of this Indenture, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman or its President or its Executive Vice President-Finance and Administration or its Senior Vice President-Finance and by its Vice President and Treasurer or its Secretary or an Assistant Treasurer or an Assistant Secretary, without any further action by the Company.
          Except as provided in Section 2.07, the aggregate principal amount of Debentures authorized by this Indenture to be outstanding is limited to $200,000,000.
          Section 2.02. Form of Debentures and Trustee’s Certificate. The Debentures and the Trustee’s certificate of authentication to be borne by the Debentures shall be substantially of the tenor and purport as in this Indenture above recited, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Debentures may be listed, or to conform to usage.
          Section 2.03. Date and Denominations. The Debentures shall be issuable as registered Debentures without coupons in denominations of $1,000 and any integral multiple of $1,000, Every Debenture shall be dated the date of its authentication. The Debentures shall bear interest from the June 15 or December 15, as the case may be, next preceding the date thereof to which interest has been paid, or, if the date thereof is a June 15 or December 15 to which interest has been paid or duly provided for, from the date thereof, or if no interest has been paid on the Debentures, from June 15, 1981. However, so long as there is no existing default in the payment of interest on the Debentures, all Debentures authenticated by the Trustee after the close of business on the record date (as hereinafter in this Section defined) for any interest payment date and prior to such interest payment date shall be dated the date of authentication but shall bear interest from such interest payment date; provided, however, that if and to the extent that the Company shall default in the interest due on such interest payment date, then any such Debenture shall bear interest from the June 15 or December 15, as the case may be, next preceding the date of such Debenture to which interest has been paid, or if no interest has been paid on the Debentures, from June 15, 1981.
          The person in whose name any Debenture is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debenture upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names outstanding Debentures are registered at the close of business on a subsequent record date, which shall not be less than five business days preceding the date of payment of such defaulted interest, established for such purpose by notice given by mail by or on behalf of the Company to holders of such Debentures not less than 15 days preceding such subsequent record date. Such notice shall be given to the persons in whose names such outstanding Debentures are registered at the close of business on the third business day preceding the date of the mailing of such notice. The term “record date” with respect to any semi-annual interest payment date shall mean the June 1 or December 1, as the case may be next preceding such interest payment date, whether or not a business day.
          Section 2.04. Execution of Debentures. The Debentures shall be signed on behalf of the Company by its Chairman or its President or its Executive Vice President-Finance and Administration or its Senior Vice President-Finance under its corporate seal attested by the signature of its Secretary or one of its Assistant Secretaries. Such signatures upon the Debentures may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Debentures. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Debentures.
          Only such Debentures as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder.

          In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company; and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of such Debenture or of the execution of this Indenture any such person was not such officer.
          Section 2.05. Registration of Transfer and Exchange. The Company shall keep, at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, a register, in which, subject to such reasonable regulations as it may prescribe, the Company shall register Debentures and shall register the transfer of Debentures as in this Article Two provided. At all reasonable times such register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Debenture at such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures of authorized denominations for a like aggregate principal amount.
          Unless and until otherwise determined by the Company by resolution of its Board of Directors, the register of the Company in the Borough of Manhattan. The City and State of New York, for the purpose of registration, exchange or registration of transfer of the Debentures shall be kept at the corporate trust office of the Trustee and, for this purpose, the Trustee shall be designated “Registrar.”
          Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations. Debentures to be exchanged shall be surrendered at the office or agency to be maintained by the Company as provided in Section 4.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Debenture or Debentures which the debentureholder making the exchange shall be entitled to receive.
          All Debentures presented or surrendered for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Trustee, duly executed by the registered holder or his attorney duly authorized in writing.
          No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          The Company shall not be required (a) to issue, register the transfer of or exchange any Debentures for a period of 15 days next preceding any selection of Debentures to be redeemed, or (b) to register the transfer of or exchange any Debentures selected, called or being called for redemption in whole or in part.
          Section 2.06. Temporary Debentures. Pending the preparation of definitive Debentures the Company may execute and the Trustee shall authenticate and deliver temporary Debentures (printed, lithographed or typewritten), of any authorized denomination, and substantially in the form of the definitive Debentures but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Temporary Debentures may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Debenture shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures. The Company shall execute and furnish definitive Debentures as soon as practicable and thereupon any or all temporary Debentures may be surrendered in exchange therefor at the corporate trust office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Debentures a like aggregate principal amount of definitive Debentures. Until so exchanged, the temporary Debentures shall be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.
          Section 2.07. Mutilated, Destroyed, Lost or Stolen Debentures. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debenture bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee and any paying agent such security or indemnity as may be required by them to save each of them harmless from all risk, however remote, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee and any paying agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof. The Trustee may authenticate any such substituted Debenture and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish the Company and any paying agent with such security or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Debenture and of the ownership thereof.
          Every substituted Debenture issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
          Section 2.08. Cancellation of Surrendered Debentures. All Debentures surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to the Company or any paying agent or a Registrar, be delivered to the Trustee for cancellation by it, or, if surrendered to the Trustee, shall be cancelled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Debentures and deliver a certificate of destruction to the Company. If the Company shall acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered or surrendered to the Trustee for cancellation.
          Section 2.09. Provisions of the Indenture and Debentures for the Sole Benefit of the Parties and the Debentureholders. Nothing in this Indenture or in the Debentures, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of the Debentures, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Debentures.

ARTICLE THREE.
Redemption of Debentures.
          Section 3.01. Redemption of Debentures. The Company may, at its option, redeem all, or from time to time any part, of the Debentures, at the redemption price of 100% of the principal amount thereof, together with interest accrued to the date fixed for redemption. The Company covenants that it will pay to the Trustee or to a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust, as provided in Section 4.04) cash, on or before the date fixed for each redemption of Debentures, in an amount sufficient to pay the principal of and accrued interest on the Debentures to be redeemed on such date.
          Section 3.02. Mailing of Notice of Redemption: Selection of Debentures. In case the Company shall desire to exercise such right to redeem all, or, as the case may be, any part of the Debentures in accordance with the right reserved so to do, it shall fix a date for redemption and it, or, at its request, the Trustee in the name of and at the expense of the Company, shall give notice of such redemption to the holders of the Debentures to be redeemed as a whole or in part by mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to their last addresses as they shall appear upon the Debenture register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. In any case, failure duly to give notice by mail, or any defect in the notice, to the holder of any Debenture designated for redemption as a whole or in part shall not effect the validity of the proceedings for the redemption of any other Debenture.
          Each such notice of redemption shall specify the date fixed for redemption and redemption price at which Debentures are to be redeemed, and shall state that payment of the redemption price of the Debentures or portions thereof to be redeemed will be made at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Debentures are to be redeemed, the notice to the holders of Debentures to be redeemed shall specify the Debentures to be redeemed. In case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures, in principal amount equal to the unredeemed portion thereof, will be issued.
          If less than all the Debentures are to be redeemed, the Company shall give the Trustee notice, at least 60 days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption, as to the aggregate principal amount of Debentures to be redeemed, which shall be an integral multiple of $1,000, and thereupon the Trustee shall select, in such manner as it shall deem appropriate and fair, the Debentures to be redeemed, in whole or in part, and shall thereafter promptly notify the Company in writing of the numbers of the Debentures so to be redeemed and, in the case of Debentures to be redeemed in part only, the principal amount thereof so to be redeemed.
          Section 3.03. When Debentures Called for Redemption Become Due and Payable. If the giving of notice of redemption shall have been completed as above provided, the Debentures or portions of Debentures specified in such notice shall become due and payable on the date and at the place stated in such notice at the redemption price, together with interest accrued to the date fixed for redemption, and on and after such date fixed for redemption (unless the Company shall default in the payment of such Debentures at the redemption price, together with interest accrued to the date fixed for redemption) interest on the Debentures or portions of Debentures so called for redemption shall cease to accrue. On presentation and surrender of such Debentures at the place of payment in said notice specified, the said Debentures shall be paid and redeemed by the Company at the redemption price, together with interest accrued to the date fixed for redemption; provided, however, that semi-annual instalments of interest becoming due on the date fixed for redemption shall be payable to the holders of such Debentures, or one or more previous Debentures evidencing all or a portion of the same debt as that evidenced by such particular Debentures, registered as such on the relevant record dates according to their terms and the provisions of Section 2.03.
          Upon presentation of any Debenture which is redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Debenture, at the expense of the Company, a new Debenture or Debentures in principal amount equal to the unredeemed portion of the Debenture so presented.

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ARTICLE FOUR.
Particular Covenants of the Company.
          Section 4.01. Payment of Principal of and Interest on Debentures. The Company will duly and punctually pay or cause to be paid the principal of and interest on each of the Debentures at the place, at the respective times and in the manner provided herein and in the Debentures. The interest on the Debentures shall be payable (subject to the provisions of Section 2.03) only to or upon the written order of the holders thereof. Each installment of interest on the Debentures may at the Company’s option be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto pursuant to Section 2.03 hereof to the address of such person as it appears on the Debenture register.
          Section 4.02. Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Debentures. As long as any of the Debentures remain outstanding, the Company shall maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where the Debentures may be presented for payment, where the Debentures may be presented for registration of transfer and exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office of the Company in The City of New York for purposes of presentation for payment and presentation for registration of transfer and exchange and the office of the Trustee located at 5 Hanover Square, New York, New York 10043 (or located at any other address furnished in writing to the Company by the Trustee) shall be such office of the Company in The City of New York for purpose of service of such notices and demands, and the Trustee shall be the agent of the Company for all of the foregoing purposes, unless the Company shall designate and maintain some other office or agency for such purposes and give the Trustee written notice of the location thereof. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, the Corporate Trust Office of the Trustee shall be conclusively deemed to be the agency of the Company for purposes of presentation for payment and presentation for registration of transfer and exchange and the office of the Trustee located at 5 Hanover Square, New York, New York 10043 (or located at any other address previously furnished in writing to the Company by the Trustee) shall be conclusively deemed to be the agency of the Company for purpose of service of such notices and demands.

          Section 4.03. Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.
          Section 4.04. Duties of Paying Agents, etc. (a) The Company shall cause each paying agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
     (1) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;
     (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of or interest on the Debentures when the same shall be due and payable; and
     (3) that it will at any time during the continuance of an Event of Default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.
     Whenever the Company shall have one or more paying agents, it will, on or before each due date of the principal of or interest on the Debentures, deposit with such paying agents a sum sufficient to pay such principal or interest so becoming due.
     (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure by the Company to take such action or the failure by any other obligor on the Debentures to make any payment of the principal of or interest on the Debentures when the same shall be due and payable.
     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent hereunder, as required by this Section 4.04, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such paying agent.

     (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Sections 12.03 and 12.04.
          Section 4.05. Limitation on Secured Debt. The Company will not itself, and will not permit any Domestic Subsidiary to, incur, issue, assume, guarantee or suffer to exist any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being hereinafter called “Debt”), secured by pledge of, or mortgage or lien on, any Principal Property of the Company or any Domestic Subsidiary, or any shares of stock of or Debt of any Domestic Subsidiary (mortgages, pledges and liens being hereinafter in this Article called “Mortgage” or “Mortgages”), without effectively providing that the Debentures (together with, if the Company shall so determine, any other Debt of the Company or such Domestic Subsidiary then existing or thereafter created which is not subordinate to the Debentures) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Company and its Domestic Subsidiaries in respect of sale and leaseback transactions (as defined in Section 4.06) would not exceed 5% of the Consolidated Net Tangible Assets; provided, however, that this Section, shall not apply to, and there shall be excluded from secured Debt in any computation under this Section. Debt secured by:
     (1) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary;
     (2) Mortgages in favor of the Company or any Domestic Subsidiary;
     (3) Mortgages on property of the Company or a Domestic Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute (including Debt of the industrial development or pollution control revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;
     (4) Mortgages on property shares of stock or Debt existing at the time acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within 120 days after (a) the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the mortgage shall not apply to any property theretofore owned by the Company or a Domestic Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located, or (b) the acquisition of such shares or Debt for the purpose of financing all or any part of the purchase price thereof; and
     (5) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (4), inclusive, provided, that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).
          Section 4.06. Limitation on Sales and Lesebacks. The Company will not itself, and it will not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Domestic Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred, more than 120 days after the completion of construction and commencement of full operation thereof, by the Company or such Domestic Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless either:
     (1) the Company or such Domestic Subsidiary could create Debt secured by a Mortgage pursuant to Section 4.05 on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Debentures, or
     (2) the Company within 120 days after the sale or transfer shall have been made by the Company or by a Domestic Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined by any two of the following: the Chairman of the Company, its President, any Executive Vice President of the Company, any Senior Vice President-Finance, any Vice President of the Company and its Treasurer) to the retirement of Funded Debt of the Company; provided, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (a) the principal amount of any Debentures delivered within 120 days after such sale to the Trustee for retirement and cancellation, and (b) the principal amount of Funded Debt, other than Debentures, voluntarily retired by the Company within 120 days after such sale and provided further, that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.
          Section 4.07. Statement by Officers as to Default. The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company ending after the date hereof, a statement (which shall not be deemed an Officers’ Certificate within the meaning of this Indenture and need not conform with any of the provisions of Section 14.05) signed by the Chairman of the Company, its President, any Executive Vice President of the Company, any Senior Vice President-Finance or any Vice President of the Company and by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary stating that in the course of the performance by the signers of their duties as officers of the Company they would normally obtain knowledge of any default by the Company in the performance of any covenant or agreement contained to Sections 4.05, 4.06, 11.01 and 11.03, stating whether or not they have obtained knowledge of any such default, and if so, specifying each such default of which the signers have knowledge and the nature thereof.
          Section 4.08. Further Instruments and Acts. The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of the Indenture.
ARTICLE FIVE
Debentureholders’ Lists and Reports by the Company and the Trustee.
          Section 5.01. Company to Furnish Trustee Information as to Names and Addresses of Debentureholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

     (a) semi-annually, not more than 15 days after each record date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the debentureholders as of such record date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the lime such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.
     Section 5.02. Preservation of Information, Communications to Debentureholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures (1) contained in the most recent list furnished to it as provided in Section 5.01 and (2) received by it in the capacity of paying agent or Registrar (if so acting) hereunder.
     The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
     (b) In case three or more holders of Debentures (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application and such application states that the applicants desire to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either
     (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, or
     (2) inform such applicants as to the approximate number of holders of Debentures whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, and as to the approximate cost of mailing to such debentureholders the form of proxy or other communication, if any, specified in such application.
     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each debentureholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debentures or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
     (c) Each and every holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Registrar nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this Section 5.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).
     Section 5.03. Reports by Company. (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities

Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
     (b) The Company covenants and agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.
     (c) The Company covenants and agrees to transmit to the holders of Debentures within thirty days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection (c) of Section 5.04, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 5.03 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.
     Section 5.04. Reports by Trustee. (a) On or before August 15, 1982 and on or before August 15 in every year thereafter, so long as any Debentures are outstanding hereunder, the Trustee shall transmit to the debentureholders as hereinafter in this Section 5.04 provided and to the Company a brief report dated as of the preceding June 15, with respect to:
     (1) its eligibility under Section 7.09, and its qualifications under Section7.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;
     (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by theTrustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of the Debentures outstanding on the date of such report;
     (3) the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debentures) to theTrustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4) or (6) of subsection (b) of Section 7.13;

     (4) the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;
     (5) any additional issue of Debentures which the Trustee has not previously reported; and
     (6) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debentures, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.07.
     (b) The Trustee shall transmit to the debentureholders, as hereinafter provided, and to the Company a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 5.04 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debentures on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten per cent or less of the principal amount of Debentures outstanding at such time, such report to be transmitted within 90 days after such time.
     (c) Reports pursuant to this Section 5.04 shall be transmitted by mail to all holders of Debentures, as the names and addresses of such holders appear upon the Debenture register.
     (d) A copy of each such report shall, at the time of such transmission to debentureholders, be filed by the Trustee with each stock exchange upon which the Debentures are listed and also with the Securities and Exchange Commission. The Company agrees to notify the Trustee when and as the Debentures become listed on any stock exchange.
ARTICLE SIX.
Remedies of the Trustee and Debentureholders In Event of Default.
     Section 6.01. Events of Default. In case one or more of the following Events of Default shall have occurred and be continuing, that is to say:
     (a) default in the payment of any instalment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

     (b) default in the payment of the principal of any of the Debentures as and when the same shall become due and payable, either at maturity, upon redemption, by declaration or otherwise; or
     (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture contained for a period of 60 days after the date on which written notice specifying such failure and requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least twenty-five per cent in aggregate principal amount of the Debentures at the time outstanding; or
     (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar Federal or state law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
     (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar Federal or state law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability generally to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing;
then and in each and every such case, unless the principal of all the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five per cent in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by debentureholders), may declare an amount of principal which is equal to (i) the initial public offering price of the Debentures plus (ii) that portion of the original issue discount (the excess of the principal or face amount of the Debentures over the initial public offering price) attributable on a ratable basis to the period from the date of issue to the date of acceleration, and any accrued interest to the date of acceleration to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

anything in this Indenture or in the Debentures contained to the contrary notwithstanding. This provision, however, is subject to the condition that if at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured instalments of interest upon all the Debentures and the principal of any and all Debentures which shall have become due otherwise than by such acceleration with interest, to the extent that payment of such interest is enforceable under applicable law, upon such principal and overdue instalments of interest, at the rate borne by the Debentures to the date of such payment or deposit and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith, and any and all defaults under the Indenture, other than the nonpayment of the principal of Debentures which shall have become due by such acceleration, shall have been remedied—then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
     In case the Trustee or any debentureholders shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such debentureholders, then and in every such case the Company, the Trustee and the holders of the Debentures shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.
     Section 6.02. Collection of Indebtedness by Trustee, etc. The Company covenants that (1) in case default shall be made in the payment of any instalment of interest on any of the Debentures, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of any of the Debentures when the same shall have become payable, whether upon maturity of the Debentures or upon redemption or upon declaration or otherwise—then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal or interest, or both, as the case may be, with interest, to the extent that payment of such interest is enforceable under applicable law, upon the overdue principal and overdue instalments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.
     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Debentures and collect in the manner provided by law out of the property of the Company or other obligor upon the Debentures wherever situated the moneys adjudged at decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Debentures under any applicable bankruptcy, insolvency or any other similar Federal or state law now or hereinafter in effect, or in case a receiver, custodian or trustee shall have been appointed for its property, or in case of any other judicial proceedings relative to the Company or other obligor upon the Debentures, its creditors or its property, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceeding or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debentures, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith) and of the debentureholders allowed in any judicial proceedings relative to the Company, or other obligor upon the Debentures, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the debentureholders and of the Trustee on their behalf; and any receiver, custodian, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the debentureholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the debentureholders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances made, by the Trustee except as a result of its negligence or bad faith.

     All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment (except for any amounts payable to the Trustee pursuant to Section 7.06) shall be for the ratable benefit of the holders of the Debentures.
     In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 6.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee, pursuant to Section 6.02, shall be applied in the order following at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Debentures, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:
     First: To the payment of costs and expenses of collection, and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;
     Second: In case the principal of the Debentures shall not have become due, to the payment of interest on the Debentures, in the order of the maturity of the instalments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue instalments of interest at the rate borne by the Debentures, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;
     Third: In case the principal of the Debentures shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debentures for principal and interest, with interest, to the extent that payment of such interest is enforceable under applicable law, on the overdue principal and overdue instalments of interest at the rate borne by the Debentures; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debentures, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any instalment of interest over any other instalment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and accrued and unpaid interest; and
     Fourth: The remainder, if any, shall be paid to the Company, its successors, or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
     Section 6.04. Limitation on Suits by Holders of Debentures. No holder of any Debenture shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceedings at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and unless the holders of not less than twenty-five percent in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures. For the protection and enforcement of the provisions of this Section 6.04, each and every debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision in this Indenture, however, the right of any holder of any Debenture to receive payment of the principal of and interest on such Debenture, on or after the respective due dates expressed it such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

     Section 6.05. Remedies Cumulative; Delay or Omission in Exercise of Rights Not a Waiver of Default. All powers and remedies given by this Article Six to the Trustee or to the debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the debentureholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the debentureholders may be exercised from time to time and as often as shall be deemed expedient, by the Trustee or by the debentureholders.
     Section 6.06. Rights of Holders of Majority in Principal Amount of Debentures to Direct Trustee and to Waive Default. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that subject to the provisions of Section 7.01 hereof, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to holders of Debentures not taking part in such direction; and provided, further, that nothing in this Indenture contained shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the debentureholders. Prior to the declaration of the maturity of the Debentures as provided in Section 6.01, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default hereunder and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. In case of any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 6.07. Trustee to Give Notice of Defaults Known to It, but May Withhold such Notice in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a default, give to the debentureholders, in the manner and to the extent provided in subsection (c) of Section 5.04, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section 6.07 being hereby defined to be any event or events, as the case may be, specified in clauses (a), (b), (c), (d), and (e) of Section 6.01, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in clause (c) of Section 6.01); provided that, except in the case of default in the payment of the principal of or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and or responsible officers, of the Trustee in good faith determine that the withholding of such notice is in the interest of the debentureholders.
     Section 6.08. Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any debentureholders or group of debentureholders, holding in the aggregate more than ten percent in principal amount of the Debentures outstanding, or to any suit instituted by any debentureholders for the enforcement of the payment of the principal of or interest on any Debenture, on or after the due date expressed in such Debenture.
ARTICLE SEVEN.
Concerning the Trustee.
     Section 7.01. Certain Duties and Responsibilities. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of

Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that
     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred;
     (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) In the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (b) the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
     None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 7.02. Certain Rights of Trustee. Except as otherwise provided in Section 7.01:
     (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the Chairman or the President or an Executive Vice President or the Senior Vice President-Finance or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the debentureholders, pursuant to the provisions of this Indenture, unless such debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (f) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, unless requested in writing to do so by the holders of a majority in aggregate principal amount of the Debentures then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and
     (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.
     Section 7.03. Trustee Not Liable for Recitals in Indenture or in Debentures. The recitals contained herein and in the Debentures except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds thereof.
     Section 7.04. Trustee, Paying Agent or Registrar May Own Debentures. The Trustee or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent or Registrar.
     Section 7.05. Moneys Received by Trustee to be Held in Trust. Subject to the provisions of Section 12.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by the Chairman or the President or an Executive Vice President or Senior Vice President-Finance or Vice President or its Treasurer or an Assistant Treasurer.
     Section 7.06. Compensation and Reimbursement. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder

(which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all persons not regularly in its employ) except any such expense disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to a lien in favor of the debentureholders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the payment of principal of or interest on the Debentures.
     Section 7.07. Right of Trustee to Rely on an Officers’ Certificate Where No Other Evidence Specifically Prescribed. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 7.08. Disqualification; Conflicting Interests. (a) If the Trustee has or shall acquire any conflicting interest, as defined in the Section 7.08. it shall,

within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in Section 7.10.
     (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 7.08, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit notice of such failure to the debenture-holders in the manner and to the extent provided in subsection (c) of Section 5.04.
     (c) For the purposes of this Section 7.08 the Trustee shall be deemed to have a conflicting interest if
     (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any other indenture or indentures under which other securities, or certificates of interest or participation in other securities of the Company are outstanding if (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Securities and Exchange Commission shall have found and declared by order pursuant to subsection (b) of Section 305 or subsection (c) of Section 307 of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture or such other indenture or indentures or (ii) the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures; and provided further, that there shall be exclude from operation of this paragraph, so long as the Debentures or any of them shall not have become secured pursuant to Section 4.05 or 11.03 of this Indenture, (i) the indenture, dated as of October 1, 1967, between General Foods Overseas Development

Corporation and the Company, as Guarantor, and the Trustee under which the 4 3/8% Guaranteed Debentures due October 1, 1982 of General Foods Overseas Development Corporation are outstanding, (ii) the indenture, dated as of July 1, 1970, between the Company and the Trustee under which the 8 1/4% Sinking Fund Debentures due July 1, 1990 of the Company arc outstanding, (iii) the indenture, dated as of March 1, 1974, between the Company and the Trustee under which the 7 ½% Notes due March 1, 1984 of the Company are outstanding, and (iv) the indenture, dated as of June 15, 1981, between the Company and the Trustee under which 5 ½% Debentures due June 15, 2001 of the Company are outstanding;
     (2) the Trustee or any of its directors or executive officers is an obligor upon the Debentures or an underwriter for the Company:
     (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;
     (4) the Trustee or any of its directors or executive officers is a director officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent. or depositary, or in any other similar capacity, or subject to the provisions of paragraph (1) of this subsection (c), to act as trustee whether under an indenture or otherwise;
     (5) ten percent or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or twenty percent or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten percent or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

     (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (A) five percent or more of the voting securities, or ten percent or more of any other class of security, of the Company, not including the Debentures issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) ten percent or more of any class of security of an underwriter for the Company;
     (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five percent or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten percent or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;
     (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, ten percent or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty percent or more of the voting securities of the Company; or
     (9) the Trustee owns on May 15, in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, of testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent of such voting securities or twenty-five percent of any such class of security. Promptly after May 15, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15. If the Company fails to make payment in full of principal of or interest on any of the Debentures when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c).
     The specifications of percentages in paragraphs (5) to (9) inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection (c).
     For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only. (A) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined in clause (B) above, or (ii) any security which it holds as collateral security under this indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.
     Except as provided in the next preceding paragraph, the word “security” or “securities” as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.
     (d) For the purposes of this Section 7.08:
     (1) The term “underwriter” when used with reference to the Company shall mean every person, who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered of sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.
     (2) The term “director” shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.
     (3) The term “person” shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.
     (4) The term “voting security” shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.
     (5) The term “Company” shall mean any obligor upon the Debentures.
     (6) The term “executive officer” shall mean the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.
     The percentages of voting securities and other securities specified in this Section 7.08 shall be calculated in accordance with the following provisions:
     (A) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section 7.08 (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.
     (B) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

     (C) The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.
     (D) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:
     (i) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class,
     (ii) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise,
     (iii) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest, or otherwise, and
     (iv) Securities held in escrow if placed in escrow by the issuer thereof;
provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.
     (E) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.
          Section 7.09. Requirements for Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or of any State or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least five million dollars, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.
          Section 7.10. Resignation and Removal of Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of resignation to the Company and by mailing notice thereof to the holders of the Debentures at their addresses as they shall appear on the Debenture register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee or any debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appoiniment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
          (b) In case at any time any of the following shall occur
     (1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 after written request therefor by the Company or by any debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months, or
     (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such debentureholder, or
     (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
          (c) The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and appoint a successor trustee by the delivery to the Trustee so removed, to the successor trustee and to the Company of the evidence provided for in Section 8.01 of the action in that regard taken by the debentureholders.
          (d) Any resignation or removal of the Trustee and any appointment of successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.
          Section 7.11. Acceptance by Successor to Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.
          No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

          Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company shall mail notice of the succession of such trustee hereunder to the holders of the Debentures at their addresses as they shall appear on the Debenture register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee. the successor trustee shall cause such notice to be mailed at the expense of the Company.
          Section 7.12. Successor to Trustee by Merger, Consolidation, or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have: provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
          Section 7.13. Preferential Collection of Claims against Company. (a) Subject to the provisions of subsection (b) of this Section 7.13, if the Trustee in its individual capacity shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or of any other obligor on the Debentures within four months prior to a default, as defined in subsection (c) of this Section 7.13, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Debentures and the holders of other indenture securities (as defined in subsection (c) of this Section 7.13):

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and
          (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.
Nothing herein contained, however, shall affect the right of the Trustee
          (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and  (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;
          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months’ period;
          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section 7.13 would occur within four months; or
          (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

     For the purposes of paragraphs (B), (C), and (D), property substituted after the beginning of such four months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the debentureholders and the holders of other indenture securities in such manner that the Trustee, the debentureholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the debentureholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the debentureholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the debentureholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.
     Any Trustee who has resigned or been removed after the beginning of such four months’ period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months’ period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:
     (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four months’ period; and
     (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.
     (b) There shall be excluded from the operation of subsection (a) of this Section 7.13 a creditor relationship arising from
     (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;
     (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the debentureholders at the time and in the manner provided in Section 5.04 of this Indenture;
     (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;
     (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section 7.13;
     (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

     (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section 7.13.
     (c) As used in this Section 7.13:
     (1) The term “default” shall mean any failure to make payment in full of the principal of or interest upon any of the Debentures or upon other indenture securities when and as such principal or interest becomes due and payable.
     (2) The term “other indenture securities” shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (A) under which the Trustee is also trustee. (B) which contains provisions substantially similar to the provisions of subsection (a) of this Section 7.13, and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account.
     (3) The term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.
     (4) The term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents, evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
     (5) The term “Company” shall mean any obligor upon the Debentures.
ARTICLE EIGHT.
Concerning the Debentureholders.
     Section 8.01. Evidence of Action by Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of debentureholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of debentureholders.
     Section 8.02. Proof of Execution of Instruments and of Holding of Debentures. Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a debentureholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.
     The ownership of Debentures shall be proved by the register of such Debentures or by a certificate of the Registrar.
     The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.
     The record of any debentureholders’ meeting shall be proved in the manner provided in Section 9.06.
     Section 8.03. Who May Be Deemed Owner of Debentures. Prior to due presentment for registration of transfer of any Debenture, the Company, the Trustee, any paying agent and any Registrar may deem and treat the person in whose name any Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company, the Trustee or any Registrar) for the purpose of receiving payment of or on account of the principal of and interest on such Debenture and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary; and all such payments so made to any such holder for the time being, or upon his order, shall the valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

     Section 8.04. Debentures Owned by Company or Controlled or Controlling Companies Disregarded for Certain Purposes. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent or waiver under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purposes of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Debentures which the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures and that the pledgee is not the Company or any other obligor on the Debentures or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.
     Section 8.05. Instruments Executed by Debentureholders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its corporate trust office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debenture or such other Debentures. Any action taken by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Debentures.

ARTICLE NINE.
Debentureholders’ Meetings and Consents.
     Section 9.01. Purposes for Which Meeting May Be Called. A meeting of debentureholders may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:
     (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by debentureholders pursuant to any of the provisions of Article Six;
     (2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;
     (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
     (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.
     Section 9.02. Manner of Calling Meetings. The Trustee may at any time call a meeting of debentureholders to take any action specified in Section 9.01. to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to the holders of Debentures at their addresses as they shall appear on the Debenture register. Such notice shall be mailed not less than 20 nor more than 120 days prior to the date fixed for the meeting.
     Section 9.03. Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Debertures then outstanding, shall have requested the Trustee to call a meeting of debentureholders to take any action authorized in Section 9.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the holders of Debentures in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting by mailing notice thereof as provided in Section 9.02.

     Section 9.04. Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of debentureholders a person shall (a) be a holder of one or more Debentures; or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures. The only persons who shall be entitled to be present or to speak at any meeting of debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 9.05. Regulations May Be Made by Trustee. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 8.02 and the appointment of any proxy shall be proved in the manner specified in said Section 8.02.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by debentureholders as provided in Section 9.03, in which case the Company or the debentureholders calling the meeting, as the case may be shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote.
     Subject to the provisions of Section 8.04, at any meeting each debentureholder or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him, provided, however, that no vote shall be cast or counted at any meeting in respect to any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other debentureholders. At any meeting of debentureholders duly called pursuant to the provisions of Section 9.02 or 9.03 the presence of persons holding or representing Debentures in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum be present, the meeting may be adjourned from time to time by the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

     Section 9.06. Manner of Voting at Meetings and Record to be Kept. The vote upon any resolution submitted to any meeting of debentureholders shall be by written ballots on which shall be subscribed the signatures of the debentureholders or proxies and the identifying number or numbers of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
     Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 9.07. Written Consent in Lieu of Meetings. The written authorization or consent of the requisite percentage of debentureholders herein provided, entitled to vote at any such meeting, evidenced as provided in Article Eight and filed with the Trustee shall be effective in lieu of a meeting of debentureholders, with respect to any matter provided for in this Article Nine.
     Section 9.08. No Delay of Rights by Meeting. Nothing in this Article Nine contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the debentureholders under any of the provisions of this Indenture or of the Debentures.
ARTICLE TEN.
Supplemental Indentures.
     Section 10.01. Purposes for Which Supplemental Indentures May be Entered into Without Consent of Debentureholders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:
     (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven hereof;
     (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of the Debentures as its Board of Directors and the Trustee shall consider to be for the protection of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Debentures to waive such default;
     (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of the holders of the Debentures;
     (d) to modify, amend or supplement this Indenture in such a manner as to permit the qualification of any indenture supplemental hereto under the Trust Indenture Act of 1939 as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act; and
     (e) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 10.02.
     Section 10.02. Modification of Indenture with Consent of Holders of 66 ⅔% in Principal Amount of Debentures. With the consent (evidenced as provided in Section 8.01) of the holders of not less than 66 ⅔% in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or alter the method of computing the amount of principal outstanding at any date, as provided in Section 6.01 hereof, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debentures then outstanding.
     Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

     It shall not be necessary for the consent of the debentureholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Ten.
     Section 10.04. Debentures May Bear Notation of Changes by Supplemental Indentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then outstanding.
ARTICLE ELEVEN.
Consolidation, Merger, Sale or Conveyance.
     Section 11.01. Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell or convey all or substantially all of its assets to, or merge into any other corporation, provided that in any such case, (i) the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition and shall not immediately thereafter have outstanding any secured Debt not expressly permitted by the provisions of Section 4.05.
     Section 11.02. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part and the predecessor corporation shall be relieved of any further obligation under this Indenture. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.
     In rase of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.
     Section 11.03. Debentures to be Secured in Certain Events. If, upon any such consolidation or merger of the Company with or into any other corporation, or upon any sale or conveyance of the property of the Company as an entirety or substantially as an entirety to any other corporation, any Principal Property would thereupon become subject to any Mortgage (as defined in Section 4.05), unless the Company could create such Mortgage pursuant to Section 4.05 without equally and ratably securing the Debentures, the Company, prior to such consolidation, merger, sale or conveyance, will secure the Debentures outstanding hereunder, equally and ratably with (or prior to) the Debt (as defined in Section 4.05) secured by such Mortgage.

     Section 11.04. Officers’ Certificate and Opinion of Counsel. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eleven.
ARTICLE TWELVE.
Satisfaction and Discharge of Indenture;
Unclaimed Moneys.
     Section 12.01. Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have delivered to the Trustee for cancellation all Debentures theretofore authenticated and delivered (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07 or Debentures for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 12.04), or (b) all such Debentures not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 14.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Debentures.
     Section 12.02. Application by Trustee of Funds Deposited for Payment of Debentures. All moneys deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Debentures for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

     Section 12.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent (other than the Trustee, if the Trustee be a paying agent) under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.
     Section 12.04. Repayment of Moneys Held by Trustee. Any moneys deposited with the Trustee or any paying agent for the payment of the principal of or interest on any Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of or interest on such Debentures shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on demand; and the holder of any of the Debentures entitled to receive such payment shall thereafter look only to the Company for the payment thereof and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once a week for two successive weeks (in each case on any day of the week) in an authorized newspaper, a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company. It shall not be necessary for more than one such publication to be made in the same newspaper.
ARTICLE THIRTEEN.
Immunity of Incorporators, Stockholders,
Officers, Directors and Employees.
     Section 13.01. Incorporators, Stockholders, Officers, Directors and Employees of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debenture or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations covenants or agreements contained in this Indenture or any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debentures.
ARTICLE FOURTEEN.
Miscellaneous Provisions.
     Section 14.01. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.
     Section 14.02. Acts of Board, Committee or Officer of Successor Corporation Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at that time be the successor of the Company.
     Section 14.03. Required Notices or Demands. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company shall be in writing and may be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee), as follows: General Foods Corporation, 250 North Street, White Plains, New York 10625, Attention: Treasurer. Any notice, direction, request or demand by the Company or by any debentureholder to or upon the Trustee shall be in writing and may be given or made, for all purposes, by being deposited postage prepaid in a post office letter box in the United States addressed to the office of the Trustee located at 5 Hanover Square, New York, New York 10043, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Company by the Trustee. Any notice required or permitted to be mailed to a debentureholder by the Company or the Trustee pursuant to the provisions of this Indenture shall be in writing and shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such debentureholder at the address of such holder as shown on the Debenture register.
     Section 14.04. Indenture and Debentures to be Construed in Accordance with the Laws of the State of New York. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State. The descriptive headings of the Articles and Sections of this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     Section 14.05. Officers’ Certificate and Opinion of Counsel to be Furnished upon Application or Demand by the Company. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Section 14.06. Payments Due on Sundays and Holidays. In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debenture shall not be a business day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     Section 14.07. Provisions Required by Trust Indenture Act of 1939 to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.
     Section 14.08. Indenture may be Executed in Counterparts. This Indenture may he executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     Section 14.09. Computation of Interest on Debentures. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.
     Citibank. N.A., the party of the second part, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.
     In Witness Whereof, General Foods Corporation. the party of the first part, has caused this Indenture to be duly signed and acknowledged by its Chairman or its President or its Executive Vice President Finance and Administration or its Senior Vice President-Finance or its Vice President and Treasurer thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and Citibank, N.A., the party of the second part, has caused this indenture to be duly signed and acknowledged by one of its Senior Trust Officers thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Trust Officers.

General Foods Corporation
[Corporate Seal]
		By	/s/ PHILIP L. SMITH Executive Vice-President-Finance and Administration

Attest:	/s/ ROBERT P. MULGREW Secretary

Citibank, N.A.
[Corporate Seal]
		By	/s/ E. J. JAWORSHI Senior Trust Officer

Attest:	/s/ E. GIBBONS Trust Officer